Exhibit 99.1
FOURTH QUARTER 2025
EARNINGS RELEASE
March 31, 2026

MEDIACO REPORTS FOURTH QUARTER
FINANCIAL RESULTS
-Fourth Quarter Revenue Increases 17.9% to $38.7 million-
-Fourth Quarter Digital Revenue Represents 53.5% of Advertising Sales-
-2025 Revenue Increases 39.5% to $133.3 million-
-2025 Digital Revenue Represents 42.8% of Advertising Sales-

-Record Audience Share Gains, New Content and Distribution Expansion
Support Revenue Growth-

New York, NY –March 31, 2026– MediaCo Holding Inc. (Nasdaq: MDIA) today reported financial results for the fourth quarter ended December 31, 2025.

Year-to-date Net Revenue was $133.3 million, up $37.8 million, or 40%, from the prior year, driven primarily by new Video and Audio segment assets from the April 2024 Estrella Media, Inc., Acquisition and due to a surge in digital revenue. Year-to-date Net Loss was $66.2 million, compared to $1.3 million in the prior year. The increase reflects non-cash items, including changes in the fair value of warrant share liabilities and impairment charges related to Audio Goodwill and FCC licenses. These were partially offset by strong revenue growth and lower corporate expenses following the strategic April 2024 Estrella Acquisition, which positions the Company for continued operational and market expansion.

Year-to-date Adjusted EBITDA was $7.3 million, up $8.9 million from the prior year Adjusted EBITDA loss of $1.6 million, driven by higher revenue and improved operational management. Please refer to the “Definitions and Disclosures Regarding Non-GAAP Financial Information” section herein, the reconciliations at the end of this press release and additional information on our website.
2025 Fourth Quarter Financial Summary

	Three Months Ended December 31,		Change
(Dollars in thousands)	2025	2024	%
NET REVENUES	$38,663	$32,804	17.9%
NET LOSS	(32,337)	(4,244)	661.9%
% Margin(1)	(83.6)%	(12.9)%
ADJUSTED EBITDA(1)	$(3,706)	$1,733	(313.8)%
2025 Twelve Month Financial Summary

	Year ended December 31,		Change
(Dollars in thousands)	2025	2024	%
NET REVENUES	$133,336	$95,571	39.5%
NET LOSS	$(66,223)	$(1,302)	4986.3%
% Margin(1)	(49.7)%	(1.4)%
ADJUSTED EBITDA(1)	$7,266	$(1,587)	(558.0)%

(1)Net Income margin is Net Income as a percentage of Net Revenue.
(2)Adjusted EBITDA are Non-GAAP measures. Please refer to the “Definitions and Disclosures Regarding Non-GAAP Financial Information” section herein, the reconciliations at the end of this press release and additional information on our website.

FOURTH QUARTER 2025
EARNINGS RELEASE

“In our first full calendar year of operation, we achieved substantial gains across every facet of our plan, reflecting disciplined execution and a relentless focus on growth, as we build on our leadership position in serving multicultural audiences at the national and local level,” said Albert Rodriguez, MediaCo CEO and President. “Our progress is reflected in the addition of $38 million of incremental revenue since we brought Estrella Media’s operations under the MediaCo umbrella in 2024. Our momentum is further evidenced by the 18% year-over-year gain in our fourth quarter revenues, with digital revenue representing over 50% of our top-line results, ranking among the best in the industry.
“We are building a modern, cross-platform, multicultural media ecosystem designed for scale, spanning television, radio, digital and FAST platforms, with precision targeting and measurable results for our partners. Our unique pipeline of culturally relevant, high-impact programming is resonating with our audiences, as reflected in our strong ratings performance. The recent launch of our national audio network and the addition of new TV affiliates and digital channels will further fuel our growth trajectory and provide us with expanded opportunities to serve advertisers.
“Going forward, we remain in growth mode as we capitalize on our platform expansion and ratings gains to attract a greater share of advertising dollars. At the same time, we are focused on continuing to streamline our operations and drive efficiencies, as we build on the $8.9 million improvement in adjusted EBITDA we achieved during the past two years. Targeting a multicultural population of 150 million nationwide, we believe we are well positioned on all fronts to pursue our vision and deliver further gains in the year ahead.”

Company and Business Highlights
•EstrellaTV, the leading Spanish-language television network for diverse and cross-cultural Hispanic audiences, delivered historic audience growth in 2025, with its strongest performance in more than a decade. The network posted a +14% year-over-year increase in P18–49 Mon–Sun prime, more than doubling the network’s previous record annual gain, making 2025 the strongest growth year in EstrellaTV’s history. Additionally, the network ended the year in 4Q25 +57% year-over-year showing great momentum for the rest of the broadcast year. Source: MediaCo Announces Historic Audience Growth for EstrellaTV in 2025.
•MediaCo generated strong year-end audience growth across its radio portfolio, delivering significant gains in key markets and reinforcing its position as one of the fastest-growing audio companies in the country. Driven by increased listening and expanded reach, MediaCo posted robust year-over-year performance across Adults 25–54, with particularly strong results during weekday Prime listening hours, underscoring the continued strength of the company’s culturally relevant brands and local-first programming strategy.
•Sigma Audio Networks LLC, a groundbreaking multicultural audio network centered on fundamentally modernizing how advertisers reach America’s growing multicultural audiences, launched in February 2026. The consolidated national network, combining premium programming, digital audio and culturally rooted live experiences, enables advertisers to efficiently reach Hispanic, Black, Asian American and bicultural audiences through a single, scalable buy that’s aligned with how brands and agencies operate today.
•HOT 97, the top-ranked multicultural radio station in New York regardless of language, launched its brand-new morning show in January 2026, HOT 97 Mornings with Mero. Hosted by The Kid Mero, one of New York’s most recognizable and authentic voices in media and culture, the show features Mero’s signature commentary on culture, sports, music, and current events, alongside conversations with today’s biggest artists, athletes, and influencers. Mornings with Mero is also now available on Hot 97 TV on FAST and locally in Atlanta on WHOT-TV and full carriage with cable and satellite in the area, and in New York on WASA-TV and Spectrum.

FOURTH QUARTER 2025
EARNINGS RELEASE
•HOT 97 News, a daily live national and local TV show created at the intersection of journalism, hip-hop, conversation, and culture, launched in January 2026. Broadcasting and streaming nationally from Atlanta across all HOT 97 TV and digital streaming platforms, the show delivers a blend of hip hop and music news, entertainment and unfiltered discussion, engaging the audience with stories through the cultural lens that has defined the HOT 97 brand for decades.
•The Don Cheto Network added affiliate KZOM-FM 96.5 in Phoenix, Arizona to its national distribution footprint in late 2025. Owned by Orozco Broadcasting, the station brings one of the nation’s most beloved and influential Spanish-language entertainment brands to one of the fastest-growing Latino markets in the country, further expanding Don Cheto’s scale and national reach.
•Katz Television Group, a division of Katz Media Group, the nation’s largest and most established media sales organization, began serving as national media sales representative for MediaCo’s owned-and- operated EstrellaTV stations, exclusive for political advertising and preferred for Direct Response (DR) and Paid advertising sales. Under the partnership, Katz will represent EstrellaTV stations in New York, Los Angeles, Miami, Houston, Chicago, and Denver - covering four of the top five U.S. Hispanic markets.
•EstrellaTV expanded its presence in New York with WMBC full power and Orlando WDYB-CD through LMA over-the-air television station agreements serving these markets. WMBC operates on virtual channel 63 and WDYB-CD operates on virtual channel 14 with a trio of digital multicast signals. The expansion strengthens EstrellaTV’s long-term commitment to locally relevant, culturally resonant Spanish-language programming, and creates new opportunities for viewers, advertisers, and partners in New York and Central Florida.

FOURTH QUARTER 2025
EARNINGS RELEASE
Forward-Looking Statements
This communication includes or incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). You can identify these forward-looking statements by our use of words such as “intend,” “plan,” “may,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity” and similar expressions, whether in the negative or affirmative. Such forward-looking statements, which speak only as of the date hereof, are based on management's estimates, assumptions and beliefs regarding our future plans, intentions and expectations. We cannot guarantee that we will achieve these plans, intentions or expectations. All statements regarding our expected financial position, business, results of operations and financing plans are forward-looking statements.
Actual results or events could differ materially from the plans, intentions or expectations disclosed in the forward-looking statements we make. We have included important facts in various cautionary statements in this communication that we believe could cause our actual results to differ materially from forward-looking statements that we make. The forward-looking statements do not reflect the potential impact of any future acquisitions, mergers or dispositions. We undertake no obligation to update or revise any forward-looking statements because of new information, future events or otherwise. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see MediaCo’s other filings with the Securities and Exchange Commission.
Definitions and Disclosures Regarding Non-GAAP Financial Information
We define Adjusted EBITDA as consolidated Operating loss adjusted to exclude restructuring expenses, business combination transaction costs, unusual and non-recurring expenditures, non-cash items and non-cash compensation included within operating expenses, as well as the following line items presented in our Statements of Operations: Depreciation and amortization, Loss on disposal of assets, change in fair value of warrant shares liability and Other income. Alternatively, Adjusted EBITDA is calculated as Net loss, adjusted to exclude Provision for income taxes, Interest expense, net, Depreciation and amortization, Loss on disposal of assets, Change in fair value of warrant shares liability, Other income, and Other adjustments. We use Adjusted EBITDA, among other measures, to evaluate the Company’s operating performance. This measure is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. We believe this measure is an important indicator of our operational strength and performance of our business because it provides a link between operational performance and operating income. It is also a primary measure used by management in evaluating companies as potential acquisition targets. We believe the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. We believe it helps improve investors’ ability to understand our operating performance and makes it easier to compare our results with other companies that have different capital structures or tax rates. In addition, we believe this measure is also among the primary measures used externally by our investors, analysts and peers in our industry for purposes of valuation and comparing our operating performance to other companies in our industry. Since Adjusted EBITDA is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating loss or net loss as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. Adjusted EBITDA is not necessarily a measure of our ability to fund our cash needs. Because it excludes certain financial information compared with operating loss and compared with consolidated net loss, the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded.
For a reconciliation of these Non-GAAP financial measurements to the GAAP financial results cited in this news announcement, please see the supplemental tables at the end of this release.

About MediaCo Holding Inc.

MediaCo Holding Inc. (Nasdaq: MDIA) is a diverse-owned, multi-platform media company serving multicultural audiences across the U.S. Through a network of iconic brands—including Hot 97, WBLS, EstrellaTV, Estrella News, Que Buena Los Angeles and the Don Cheto Radio Network—MediaCo reaches over 20 million people monthly via television, radio, digital, and streaming platforms. Its Sigma Audio Networks LLC, a groundbreaking national multicultural audio network, is modernizing how advertisers reach America’s growing multicultural audiences. The company's innovative and culturally resonant content spans music, news, and entertainment across major local and national markets. More info at www.mediacoholding.com.

Investor Contact:
Debra DeFelice
Executive Vice President, Chief Financial Officer and Treasurer
MEDIACO HOLDING INC.
press@MediaCoHolding.com

APPENDIX
MEDIACO HOLDING INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Change
(Dollars in thousands)	2025	2024	$	%
NET REVENUES	$38,663	$32,804	5,859	18
OPERATING EXPENSES:
Operating expenses	40,375	32,681	7,694	24
Corporate expenses	2,800	2,705	95	4
Depreciation and amortization	1,693	1,953	(260)	(13)
Loss on disposal of assets	—	5	(5)	(100)
Total operating expenses	44,868	37,344	7,524	20
OPERATING LOSS	(6,205)	(4,540)	(1,665)	37
OTHER INCOME (EXPENSE):
Interest expense, net	(3,955)	(3,945)	(10)	—
Change in fair value of warrant shares liability	—	3,948	(3,948)	(100)
Impairment of goodwill and intangibles	(23,099)	—	(23,099)	N/A
Other income	976	5	971	19410
Total other (expense) income	(26,079)	8	(26,087)	(326084)
LOSS BEFORE INCOME TAXES	(32,283)	(4,532)	(27,751)	612
PROVISION FOR INCOME TAXES	54	(288)	342	(119)
NET LOSS	(32,337)	(4,244)	(28,093)	662

APPENDIX
MEDIACO HOLDING INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Year ended December 31,		Change
(Dollars in thousands)	2025	2024	$	%
NET REVENUES	$133,336	$95,571	37,765	40
OPERATING EXPENSES:
Operating expenses	143,825	106,650	37,175	35
Corporate expenses	7,288	11,859	(4,571)	(39)
Depreciation and amortization	6,843	5,258	1,585	30
Loss on disposal of assets	144	10	134	1,340
Total operating expenses	158,100	123,777	34,323	28
OPERATING LOSS	(24,764)	(28,206)	3,442	(12)
OTHER INCOME (EXPENSE):
Interest expense, net	(15,495)	(11,137)	(4,358)	39
Change in fair value of warrant shares liability	(5,923)	38,360	(44,283)	(115)
Impairment of goodwill and intangibles	(23,099)	—	(23,099)	N/A
Other income	3,953	1	3,952	395,152
Total other (expense) income	(40,564)	27,224	(67,789)	(249)
LOSS BEFORE INCOME TAXES	(65,328)	(982)	(64,346)	6,553
PROVISION FOR INCOME TAXES	895	320	575	180
NET LOSS	$(66,223)	$(1,302)	(64,921)	4,986

APPENDIX
MEDIACO HOLDING INC.
NON-GAAP FINANCIAL MEASURES
RECONCILIATIONS OF NET LOSS TO ADJUSTED EBITDA (1)
AND NET LOSS MARGIN TO ADJUSTED EBITDA MARGIN(1)

	Three Months ended December 31,		Year ended December 31,
(Dollars in thousands)	2025	2024	2025	2024
NET REVENUES	$38,663	$32,804	$133,336	$95,571

Net Loss	$(32,337)	$(5,550)	$(66,223)	$(1,302)

Provision for income taxes	54	(288)	895	320
Interest expense, net	(3,955)	(3,945)	15,495	11,137
Depreciation and amortization	1,693	1,953	6,843	5,258
Loss on disposal of assets	—	5	144	10
Change in fair value of warrant shares liability	—	3,948	5,923	(38,360)
Impairment of goodwill and intangibles	23,099	—	23,099	—
Other income	976	5	(3,953)	(1)
Other adjustments	6,765	5,605	25,043	21,350
Adjusted EBITDA(1)	$(3,706)	$1,733	7,266	(1,587)

(1)	We define Adjusted EBITDA as consolidated Operating loss adjusted to exclude restructuring expenses, business combination transaction costs, unusual and non-recurring expenditures, non-cash items and non-cash compensation included within operating expenses, as well as the following line items presented in our Statements of Operations: Depreciation and amortization, Loss on disposal of assets, change in fair value of warrant shares liability and Other income. Alternatively, Adjusted EBITDA is calculated as Net loss, adjusted to exclude Provision for income taxes, Interest expense, net, Depreciation and amortization, Loss on disposal of assets, Change in fair value of warrant shares liability, Other income, and Other adjustments. We use Adjusted EBITDA, among other measures, to evaluate the Company’s operating performance. This measure is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. We believe this measure is an important indicator of our operational strength and performance of our business because it provides a link between operational performance and operating income. It is also a primary measure used by management in evaluating companies as potential acquisition targets. We believe the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. We believe it helps improve investors’ ability to understand our operating performance and makes it easier to compare our results with other companies that have different capital structures or tax rates. In addition, we believe this measure is also among the primary measures used externally by our investors, analysts and peers in our industry for purposes of valuation and comparing our operating performance to other companies in our industry. Since Adjusted EBITDA is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating loss or net loss as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. Adjusted EBITDA is not necessarily a measure of our ability to fund our cash needs. Because it excludes certain financial information compared with operating loss and compared with consolidated net loss, the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded.